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                                                                    Exhibit 99.5


              GOLDLEAF FINANCIAL SOLUTIONS, INC. AND SUBSIDIARIES
            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

     F. To reduce preferred dividends for the elimination of Goldleaf Technologies dividends ($2.9 million in 2005). As a result of our acquisition of Goldleaf Technologies, it no longer has a preferred stockholder. Therefore, on a pro forma basis, no preferred stock dividends would have existed in 2005 related to Goldleaf Technologies.